Exhibit 10.4

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Form of Incentive Stock Option Agreement

Constant Contact, Inc. Second Amended and Restated 2011 Stock Incentive Plan

1.	Grant of Option.

This agreement (the “Agreement”) evidences the grant by Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), on [            ], 20[    ] (the “Grant Date”) to [                                        ] (the “Participant”) of an option to purchase, in whole or in part, on the terms provided herein and in the Constant Contact, Inc. Second Amended and Restated 2011 Stock Incentive Plan (the “Plan”), a total of [                    ] shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at $[        ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [                    ] (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), to the fullest extent permitted thereby. In the event any or all of this option shall not qualify as an incentive stock option, the portion that is not so qualified shall be deemed a non-incentive stock option. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on [                    ] (the “Vesting Commencement Date”) and as to an additional 2.0833% of the original number of Shares at the end of each successive one-month period following the Vesting Commencement Date until [                    ].

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

Notwithstanding the foregoing, if, within the one-year period following a Change in Control Event (as defined below), the Participant ceases to be an Eligible Participant (as defined below) as a result of a termination of service by the Company without Cause (as defined below), then the remaining unvested portion of the option shall vest and become fully exercisable as of the date of termination.

For the purposes of this Agreement, “Change in Control Event” shall mean the occurrence of one or more of the following events:

(1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

(2) a change in the composition of the Company’s Board of Directors (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(3) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(4) the liquidation or dissolution of the Company.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in a form (which may be electronic) approved by the Company, and received by the Company or its designated third-party administrator, accompanied by this Agreement and payment in full in the manner provided in the Plan or transmitted or signified in such other manner as provided at the time of exercise by the Company or such administrator. For purposes hereof, “third-party administrator” means E*Trade Corporate Financial Services, Inc. or any successor third-party stock option administrator designated by the Company from time to time. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of six months following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. “Cause” shall mean: (1) if the Participant is party to an employment, service or severance agreement with the Company that contains a definition of “cause” for termination of employment or service, the meaning ascribed to such term in such agreement or (2) otherwise, any of (w) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (x) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (y) unauthorized use or disclosure by the Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (z) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4.	Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option. Pursuant to Section 11(e) of the Plan, the Company shall determine, in its sole discretion, whether to allow the Participant to satisfy his or her tax withholding obligations through a broker-assisted cashless option exercise.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of any portion of this option which is qualified as an incentive stock option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant. The terms of this Agreement shall be binding on the executors, administrators, heirs, successors and assigns of the Participant.

6.	Miscellaneous

(a) No Rights to Service. The Participant acknowledges and agrees that the grant of this option pursuant to Section 1 and its vesting pursuant to Section 2 do not constitute an express or implied promise of continued service with the Company for the vesting period of the option, or for any period.

(b) Provisions of the Plan. This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company or the Committee (as defined in the Plan).

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and each of their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.

(f) Notice. Except as provided in Section 6(i), all notices required or permitted hereunder shall be in writing or provided and deemed effectively given upon personal delivery or five calendar days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at, for the Company, its primary business address (attention: Chief Administrative Officer and, for the Participant, at the Participant’s home address as reflected in the records of the Company, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6(f).

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

(h) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflict of law principles.

(i) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan or awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means or allow the Participant to provide notices by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, the Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(j) Participant’s Acknowledgments. The Participant acknowledges that the Participant: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

[Signatures on Page Following]

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:
Name:
Title:

Dated:

PARTICIPANT’S ACCEPTANCE

By signing below (or by accepting the foregoing option through such other means as may be established by the Company or its third-party administrator from time to time), the Participant accepts the foregoing option and agrees to the terms and conditions thereof and acknowledges receipt of a copy of the Plan.

PARTICIPANT:

Address:

Dated:

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